Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File Number 333-12346) of AudioCodes Ltd. and in the related Prospectus, the Registration Statement on Form S-8 (File Number 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), the Registration Statement on Form S-8 (File Number 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), the Registration Statement on Form S-8 (File Number 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan—Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, and the Registration Statement on Form S-8 (File Number 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (F), as amended, of our report dated January 25, 2004 with respect to the Consolidated Financial Statements of AudioCodes Ltd. and its subsidiaries for the year ended December 31, 2003, included in this Form 6-K.

/s/ KOST, FORER, GABBAY & KASIERER

KOST, FORER, GABBAY & KASIERER

A Member of Ernst & Young Global

Tel - Aviv, Israel

March 31, 2004